UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2010 (May 12, 2010)
American Superconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19672 (Commission File Number)	04-2959321 (IRS Employer Identification No.)

64 Jackson Road, Devens, MA (Address of Principal Executive Offices)	01434 (Zip Code)
Registrant’s telephone number, including area code: (978) 842-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Explanatory Note
     American Superconductor Corporation, a Delaware corporation (the “Company”) is filing this Amendment to its Current Report on Form 8-K filed on May 17, 2010 (the “Initial Form 8-K”) to file a revised Exhibit 10.1, in order to disclose certain information for which confidential treatment had been initially requested. Exhibit 10.1 hereto supersedes in its entirety Exhibit 10.1 previously filed on the Initial Form 8-K. This Amendment continues to speak as of the date of the filing of the Initial Form 8-K, and the Company has not updated the disclosures contained therein to reflect any events that occurred at a later date. The changes in this exhibit were made in response to comments the Company received from the United States Securities and Exchange Commission to the Company’s Confidential Treatment Request.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
+10.1	Purchase Contract No. HCG1.5MW-10016-01, effective as of May 12, 2010, between Sinovel Wind Group Co., Ltd. and Suzhou AMSC Superconductor Co., Ltd.

+	Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION
Date: September 15, 2010	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
+10.1	Purchase Contract No. HCG1.5MW-10016-01, effective as of May 12, 2010, between Sinovel Wind Group Co., Ltd. and Suzhou AMSC Superconductor Co., Ltd.

+	Confidential treatment has been requested with respect to certain portions of this exhibit, which portions have been filed separately with the Securities and Exchange Commission.